Exhibit 99.1

P R E S S   R E L E A S E

Autoliv Declares Dividend and

Holds Annual General Meeting

(Stockholm, May 7, 2013) – – – The Board of Directors of the worldwide leader in automotive safety systems, Autoliv, Inc. (NYSE: ALV, and SSE: ALIV sdb), today declared a quarterly dividend of 50 cents per share for the third quarter 2013.

The dividend will be payable on Thursday, September 5, 2013 to Autoliv shareholders of record on the close of business on Wednesday, August 21. The ex-date when the shares will trade without the right to the dividend will be Monday, August 19.

Stockholders Meeting

At the Company’s Annual General Meeting (AGM) of Stockholders in Chicago, held today, May 7, sufficient votes in favor were received to approve the following proposals:

•

The re-election of Mr. Robert W. Alspaugh, Mr. Bo I. Andersson and Dr. Wolfgang Ziebart as directors of the Board for a regular three-year term ending at the Annual General Meeting in 2016, with each of them receiving a majority of the votes cast on his election;

•	The non-binding resolution to approve the Company’s 2012 executive compensation; and

•	The ratification of the appointment of Ernst & Young AB as Autoliv’s independent auditing firm for the fiscal year ending December 31, 2013.

Inquiries:

Jan Carlson, President and CEO, Autoliv, Inc.	Tel +46-8-587 20 600

About Autoliv

Autoliv, Inc., the worldwide leader in automotive safety systems, develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 80 facilities with 50,000 employees in 29 countries. In addition, the Company has ten technical centers in nine countries around the world, with 21 test tracks, more than any other automotive safety supplier. Sales in 2012 amounted to US $8.3 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on the OMX Nordic Exchange in Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Autoliv Inc.	Autoliv North America
Vasagatan 11, 7th Floor	26545 American Drive
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Southfield, MI 48034, USA
Tel +46 (0)8 58 72 06 23, Fax +46 (0)8 24 44 93	Tel +1 248 475 0427, Fax +1 801 625 6672
e-mail: thomas.jonsson@autoliv.com	e-mail: ray.pekar@autoliv.com

P R E S S   R E L E A S E

Safe Harbor

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). All such statements are based upon our current expectations, various assumptions, and data available from third parties and apply only as of the date of this report. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as these assumptions are inherently subject to risks and uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, such as, without limitation, changes in and the successful execution of our restructuring and cost reduction initiatives discussed herein and the market reaction thereto, changes in general industry and market conditions, increased competition, higher raw material, fuel and energy costs, changes in consumer and customer preferences for end products, customer losses, customer bankruptcies, consolidations or restructuring, divestiture of customer brands, fluctuation in currencies or interest rates, fluctuation in vehicle production schedules for which the Company is a supplier, component shortages, market acceptance of our new products, costs or difficulties related to the integration of any new or acquired businesses and technologies, continued uncertainty in program awards and performance, the financial results of companies in which Autoliv has made technology investments or joint venture arrangements, pricing negotiations with customers, our ability to be awarded new business, increased costs, supply issues, product liability, warranty and recall claims and other litigation and customer reactions thereto, possible adverse results of pending or future litigation or infringement claims, negative impacts of governmental investigations and litigation relating to the conduct of our business, tax assessments by governmental authorities, dependence on key personnel, legislative or regulatory changes, political conditions, dependence on customers and suppliers, as well the risks identified in Item 1A “Risk Factors” in our Annual Report and Quarterly Report on Forms 10-K and 10-Q and any amendments thereto. Except for the Company’s ongoing obligation to disclose information under the U.S. federal securities laws, the Company undertakes no obligation to update publicly or revise any forward-looking statements whether as a result of new information or future events. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the PSLR and we assume no obligation to update any such statements.

Autoliv Inc.	Autoliv North America
Vasagatan 11, 7th Floor	26545 American Drive
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Southfield, MI 48034, USA
Tel +46 (0)8 58 72 06 23, Fax +46 (0)8 24 44 93	Tel +1 248 475 0427, Fax +1 801 625 6672
e-mail: thomas.jonsson@autoliv.com	e-mail: ray.pekar@autoliv.com